UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 17, 2015 (August 11, 2015)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 17, 2015, Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), announced that while they have been engaged in confidential discussions with certain beneficial holders (the “Ad Hoc Bank Steering Committee”) of first lien debt (the “First Lien Bank Debt”) incurred by CEOC pursuant to that certain Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of July 25, 2014, by and among CEC, CEOC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, CEC, CEOC and the Ad Hoc Bank Steering Committee have not been able to reach an agreement regarding the Restructuring (as defined in the Fourth Amended and Restated Restructuring Support and Forbearance Agreement (the “Bond RSA”), dated as of July 31, 2015, among CEC, CEOC, and certain holders of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020). In connection with the discussions, CEC provided certain confidential information to the Ad Hoc Bank Steering Committee pursuant to non-disclosure agreements (“NDAs”) among CEC, CEOC and the Ad Hoc Bank Steering Committee. The NDAs have now expired pursuant to their terms. CEC is making the disclosures herein in accordance with the terms of the NDAs. All capitalized terms used, but not defined herein, have the meanings ascribed to such terms in the Bond RSA, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K dated August 3, 2015 and filed by CEC with the Securities and Exchange Commission.

On August 11, 2015, a telephonic meeting (the “Meeting”) occurred among CEC, CEOC and the Ad Hoc Bank Steering Committee, together with their respective legal and financial advisors. Prior to the Meeting, advisors to the Ad Hoc Bank Steering Committee had stated that in order for their clients to support a Restructuring, four changes (the “Proposed Changes”) would need to be made to the terms of a Restructuring as outlined in the Bond RSA:

1.	The New First Lien OpCo Debt (“Bank 1L OpCo Debt”) and New Second Lien OpCo Debt (“Bank 2L OpCo Debt”, and together with Bank 1L OpCo Debt, the “Bank OpCo Debt”) proposed to be received by the First Lien Bank Debt holders must be syndicated so that the First Lien Bank Debt holders would receive no Bank OpCo Debt on the Effective Date.

2.	Any Mezzanine CPLV Debt proposed to be received by the First Lien Bank Debt holders should be replaced by additional PropCo Preferred Equity, which would be issued to First Lien Bank Debt holders upon the same terms and conditions offered to holders of First Lien Bond Claims pursuant to the Bond RSA.

3.	CEC will pay, upon the effectiveness of a restructuring support and forbearance agreement signed by the First Lien Bank Debt Holders substantially similar to the Bond RSA (the “Bank RSA”), $125 million (the “Upfront Payment”) to the First Lien Bank Debt Holders as detailed in the Current Report on Form 8-K dated April 20, 2015 filed by CEC with the Securities and Exchange Commission (the “April Form 8-K”).

4.	The existing collection guarantee provided by CEC with respect to the amounts outstanding under the Credit Agreement will be clarified and/or amended (the “CEC Credit Agreement Guarantee Amendment”) pursuant to the proposal of the Ad Hoc Bank Steering Committee as detailed in the April Form 8-K.

After a series of negotiations among the parties, the last proposal relating to the Proposed Changes was made by CEC and contained the following terms:

1.

CEC would contribute a cash amount to OpCo equal to up to 5% of the face amount of the of Bank 1L OpCo Debt to be received by the First Lien Bank Debt holders (the “1L OpCo Cash Amount”), with the cash being used by OpCo to retire Bank 1L OpCo Debt. The 1L OpCo Cash Amount would be increased relative to the amount of Bank 1L OpCo Debt to be received by the First Lien Bank Debt holders (i.e., any Bank 1L OpCo Debt that was unable to be syndicated), as compared to the maximum amount of such debt to be issued to the First Lien Bank Debt holders as per the terms of the Bond RSA. For illustrative purposes only, if the Bank 1L OpCo Debt was fully syndicated so that First Lien Bank Debt holders receive no Bank 1L OpCo Debt, the 1L OpCo Cash Amount would be $0. If the Bank 1L OpCo Debt was unable to be syndicated and First Lien Bank Debt holders receive $882 million of Bank 1L OpCo Debt, the 1L OpCo Cash Amount would be $44 million.

2.	CEC would contribute a cash amount to OpCo equal to 5 to 10% of the face amount of the of Bank 2L OpCo Debt to be received by the First Lien Bank Debt holders (the “2L OpCo Cash Amount”), with the cash being used by OpCo to retire Bank 2L OpCo Debt. The 2L OpCo Cash Amount would be increased relative to the amount of Bank 2L OpCo Debt to be received by the First Lien Bank Debt holders (i.e., any Bank 2L OpCo Debt that was unable to be syndicated), as compared to the maximum amount of such debt to be issued to the First Lien Bank Debt holders as per the terms of the Bond RSA. For illustrative purposes only, if the Bank 2L OpCo Debt was fully syndicated so that First Lien Bank Debt holders receive no Bank 2L OpCo Debt, the 2L OpCo Cash Amount would be $0. If the Bank 2L OpCo Debt was unable to be syndicated and First Lien Bank Debt holders receive $406 million of Bank 2L OpCo Debt, the 2L OpCo Cash Amount would be $41 million.

3.	OpCo would use 25% of annual excess cash flow to make mandatory par offers for the New Second Lien OpCo Debt and Bank 1L OpCo Debt (the “OpCo Par Offers”). OpCo Par Offers would be filled in reverse seniority order. The 50% excess cash flow sweep contained in the Lease Term Sheet (annexed to the Bond RSA) that reduces the Capital Expenditures Reimbursement Amount shall be reduced to 25% to account for the OpCo Par Offers.

4.	The First Lien Bank Debt holders would have the option to convert any Mezzanine CPLV Debt they were to receive to New Second Lien PropCo Debt.

5.	CEC would make an Upfront Payment of $62.5 million (assuming 100% of the First Lien Bank Debt holders executed the Bank RSA) upon the effectiveness of the Bank RSA. The Applicable Rate would be fixed at per annum rate equal to 6.5%.

6.	Subsequent to exchanging drafts of a proposed CEC Credit Agreement Guarantee Amendment, and following the Ad Hoc Bank Steering Committee receiving the proposed CEC Credit Agreement Guarantee Amendment as detailed in Exhibit 99.1 hereto from CEC’s advisors, the Ad Hoc Bank Steering Committee notified CEC that it did not believe they could reach agreement on the CEC Credit Agreement Guarantee Amendment and therefore would not continue negotiating the document.

At this time CEC, CEOC and the Ad Hoc Bank Steering Committee have been unable to reach an agreement on the terms of the Proposed Changes. Accordingly, as of August 16, 2015, CEC has ceased discussions with the Ad Hoc Bank Steering Committee.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Proposed CEC Credit Agreement Guarantee Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: August 17, 2015	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Proposed CEC Credit Agreement Guarantee Amendment.